                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                    SYLVAN
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                  LOGO SYLVAN

                     333 Main Street, Saxonburg, PA 16056

                                 ------------

                   Notice of Annual Meeting of Shareholders

                                 ------------

            Date:         Thursday, April 29, 1999
            Place:        Two Mellon Bank Center, Room 1128
                          Pittsburgh, Pennsylvania
            Time:         10:00 a.m.
            Record date:  Wednesday, March 3, 1999

  Matters to be voted upon are:

  . the election of directors to hold office for the term of one year or until their successors are elected and qualified;

  . the adoption of the amendment and restatement of Sylvan's 1990 Stock Option Plan; and

  .  such other business as may properly come before the meeting.

  You are cordially invited to attend the meeting. If you plan to do so, please mark the box provided on your proxy card. However, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please complete, date and sign the enclosed proxy and return it promptly. Sending in your proxy will not prevent you from voting in person at the meeting.

                                          Fred Y. Bennitt
                                          Secretary

April 5, 1999

                                    CONTENTS

Voting by Proxy...........................................................   1

Voting at the Meeting.....................................................   1

Common Stock Ownership of Certain Beneficial Owners.......................   2

Common Stock Ownership of Directors and Executive Officers................   4

Item 1. Election of Directors.............................................   4

Board Meetings............................................................   6

Board Committees..........................................................   6

Director Compensation.....................................................   7

Transactions with the Company.............................................   7

1999 Stock Option and Compensation Committee Report on Executive
 Compensation.............................................................   7

Stock Option and Compensation Committee Interlocks and Insider
 Participation............................................................   9

Management Compensation and Benefit Plans

  Summary Compensation Table..............................................  10

  Option Grants in the Year Ended January 3, 1999.........................  11

  Aggregated Option Exercises for the Year Ended January 3, 1999..........  12

  Qualified Retirement Benefit Plan.......................................  12

Shareholder Return Performance Graph......................................  13

Section 16(a) Beneficial Ownership Reporting Compliance...................  13

Item 2. The Adoption of the Amendment and Restatement of the 1990 Stock
 Option Plan..............................................................  13

Proxy Solicitation and Expenses of Solicitation...........................  17

Independent Public Accountants............................................  17

Deadline for Shareholder Proposals........................................  17

Annual Report on Form 10-K................................................  18

Appendix A: Sylvan Inc. 1990 Stock Option Plan............................  19

                                PROXY STATEMENT

                 FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                           Thursday, April 29, 1999
                       Two Mellon Bank Center, Room 1128
                           Pittsburgh, Pennsylvania

                                 ------------

                                VOTING BY PROXY

  It is anticipated that this proxy statement and the accompanying proxy card will be mailed on or about April 5, 1999 to shareholders of record as of the close of business on the March 3, 1999 record date. The accompanying proxy is being solicited by the board of directors and, if it is properly executed, returned to the board of directors and not revoked, it will be voted in accordance with the instructions printed on the form. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the meeting, the persons named as proxies will vote the shares represented in favor of the proposals set forth in the Notice of Annual Meeting and in accordance with their best judgment on any other matters which may properly come before the meeting. Each shareholder who has executed a proxy and returned it to the board of directors may revoke the proxy by notice in writing to the secretary of Sylvan at any time prior to the voting of the proxy. Presence at the meeting does not itself revoke the proxy.

                             VOTING AT THE MEETING

  The board of directors has fixed the close of business on March 3, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the meeting. On March 3, 1999, there were 6,368,836 shares of common stock, par value $.001 per share, issued and outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote. A majority of the shares of common stock issued and outstanding and entitled to vote constitutes a quorum. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is satisfied. The nominees for election as directors who receive a plurality of the votes cast for each director position at the meeting by the shares present in person or represented by proxy shall be elected directors. Any other matters submitted to a vote of the shareholders must be approved by the majority of shares present in person or represented by proxy. Abstentions and broker nonvotes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. An abstention from voting will have the practical effect of voting against any other matters since it is one less vote for approval.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  To the best of the company's knowledge, the only persons or firms that may be deemed to beneficially own five percent or more of Sylvan's common stock as of the footnoted dates are the following:

                                    Amount and Nature            Percent
   Name and Address            of Beneficial Ownership (a) of Common Stock (h)
   ----------------            --------------------------- -------------------
   Dennis C. Zensen...........           784,128                  12.3%
    333 Main Street
    Saxonburg, PA 16056

   FMR Corp...................           594,000(b)                9.3%
    82 Devonshire Street
    Boston, MA 02109

   T. Rowe Price Associates,
    Inc.......................           524,000(c)                8.2%
    100 East Pratt Street
    Baltimore, MD 21202

   Goldman, Sachs & Co........           517,798(d)                8.1%
    85 Broad Street
    New York, NY 10004

   Dimensional Fund Advisors
    Inc.......................           495,576(e)                7.8%
    1299 Ocean Avenue
    Santa Monica, CA 90401

   Investment Counselors of
    Maryland, Inc.............           444,000(f)                7.0%
    803 Cathedral Street
    Baltimore, MD 21201

   David L. Babson & Company,
    Inc.......................           383,700(g)                6.0%
    One Memorial Drive
    Cambridge, MA 02142

------
(a) Under Regulations of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares; investment power is the power to dispose of or direct the disposition of shares.

(b) According to a Schedule 13G Amendment dated February 1, 1999, Fidelity Management & Research Company (Fidelity), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 594,000 shares, or 9.3%, of the company's common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. All of the shares are owned by one investment company--Fidelity Low-Priced Stock Fund. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3rd; FMR Corp.; through its control of Fidelity, and the Fund each has sole power to dispose of the 594,000 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3rd, chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' boards of trustees. Members of the Edward C. Johnson 3rd family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49.0% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(c) According to a Schedule 13G Amendment dated February 12, 1999, these securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 500,000 shares, representing 7.9% of the shares outstanding), to which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(d) According to a Schedule 13G Amendment dated February 14, 1999, The Goldman Sachs Group, L.P. and Goldman, Sachs & Co., each disclaims beneficial ownership of the indicated shares beneficially owned by any client accounts with respect to which Goldman Sachs or employees of Goldman Sachs have voting or investment discretion, or both, and certain investment entities, of which a subsidiary of The Goldman Sachs Group or Goldman Sachs is the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than The Goldman Sachs Group, Goldman Sachs or their affiliates.

(e) According to a Schedule 13G Amendment dated February 11, 1999, Dimensional Fund Advisors Inc., a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over Sylvan's securities that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

(f) According to a Schedule 13G dated March 19, 1998, all of the shares are owned by various investment advisory clients of Investment Counselors of Maryland, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Investment Counselors of Maryland, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the class.

(g) According to a Schedule 13G dated February 1, 1999, David L. Babson & Company, Inc. serves as an investment advisor to numerous investment counseling clients.

(h) Based on 6,368,836 shares of the company's common stock issued and outstanding on the record date.

          COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth, as of March 3, 1999, the number of shares of Sylvan common stock beneficially owned by each director, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person has sole voting and investment power as to all shares listed opposite his name

                                          Amount and Nature       Percent of
Name                                   of Beneficial Ownership Common Stock (h)
----                                   ----------------------- ----------------
Dennis C. Zensen......................         784,128(a)            12.3%
William L. Bennett....................          19,902(b)               *
Monir K. Elzalaki.....................          38,472(c)               *
Virgil H. Jurgensmeyer................          28,000(d)               *
Donald T. Pascal......................          23,000(d)               *
Donald A. Smith.......................           2,668(e)               *
Gary D. Walker........................          39,130(f)               *
Michael A. Walton.....................          35,000(e)               *
All directors and executive officers
 of Sylvan
 as a group (10 persons including
 those named).........................         974,966(g)            15.3%

------
  *  Less than 1%

(a) The indicated number of shares consists of 512,610 shares directly owned by Mr. and Mrs. Zensen as joint tenants, and 271,518 shares held directly by Mr. Zensen.

(b) Includes 13,000 shares subject to options exercisable within 60 days of the record date as well as 2,000 shares held in Mr. Bennett's 401(k) account and 240 shares held by trusts for the benefit of Mr. Bennett's minor children, with respect to which he disclaims beneficial ownership.

(c) Includes 25,000 shares subject to options exercisable within 60 days of the record date.

(d) Includes 16,000 shares subject to options exercisable within 60 days of the record date.

(e) All are shares subject to options exercisable within 60 days of the record date.

(f) Includes 35,000 shares subject to options exercisable within 60 days of the record date.

(g) Includes 144,334 shares subject to options exercisable within 60 days of the record date.

(h) Based on 6,368,836 shares of the company's common stock issued and outstanding on the record date.

                         ITEM 1. ELECTION OF DIRECTORS

  Five directors have been nominated by the board of directors for election at the annual meeting. They will serve until the next annual meeting of shareholders or until each individual's successor is duly elected or appointed and qualified. No family relationship exists between any director, executive officer or person nominated to become a director.

  Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of Sylvan. In the event that any of the individuals should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees, if any, as the board of directors may designate. The following table sets forth information about the nominees as of March 3, 1999.

                                                                Principal Occupation or     Director
Name and Age                   Present Position with Sylvan    Employment, If Different       Since
------------                   ----------------------------    ------------------------     --------
Dennis C. Zensen (60)        Chairman, President and Chief                                April 1989
                             Executive Officer of Sylvan Inc.

William L. Bennett (49)      Director                         Vice-Chairman and Director  July 1994
                                                              of HealthPlan Services
                                                              Corporation

Monir K. Elzalaki (43)       President of Sylvan                                          December 1998
                             America, Inc.

Virgil H. Jurgensmeyer (69)  Director                         Chairman of J-M Farms, Inc. June 1992
                                                              and J-M Foods, Inc.

Donald T. Pascal (39)        Director                         Managing Director           November 1991
                                                              Commonfund Capital, Inc.

  Dennis C. Zensen was elected chairman of Sylvan's board in July 1990 and has served as a director, president and chief executive officer of Sylvan since April 1989.

  William L. Bennett has served as a director since July 1994 and is vice-chairman and director of HealthPlan Services Corporation, a leading provider of managed health care services. Until March 1995, he served as chairman and chief executive officer of Noel Group, Inc. (a holding company which conducts its principal operations through small-sized and medium-sized operating companies in which it holds controlling or other significant equity interests). Previously, Mr. Bennett served as chairman of the board and chief executive officer of Noel from April 1988 until November 1991 and as co-chairman and chief executive officer of Noel from November 1991 until July 1994. Mr. Bennett is also a director of Allegheny Energy Inc. (an electric utility holding company).

  Monir K. Elzalaki was appointed a director of Sylvan in December 1998 to fill a vacancy created by the resignation of Richard F. Lazzarini, Jr. Mr. Elzalaki has served as president of the company's Sylvan America, Inc. spawn production subsidiary in Pennsylvania since March 1992 and as president of the company's Nevada spawn subsidiary since December 1992.

  Virgil H. Jurgensmeyer was elected to the board of directors in June 1992. He has served as chairman of the board of J-M Farms, Inc. (a grower and marketer of fresh mushrooms) since April 1979 and as chairman of the board of J-M Foods, Inc. (a producer and marketer of fresh-cut salads) since January 1991. Mr. Jurgensmeyer is part owner and a director of Ohio Valley Mushroom Farm, Inc. (a grower and marketer of fresh mushrooms) and serves as a director of Mid-West Custom Mixing Co. (a mixer of rubber compounds), Miami Industrial Supply and Manufacturing Co. (a manufacturer of mushroom production equipment) and Miken Computer Co. (a retailer of personal computer hardware, software and services). He is also a member of the board of directors of the Department of Agriculture of the State of Oklahoma.

  Donald T. Pascal has served as a director since November 1991. Mr. Pascal is a managing director of Commonfund Capital, Inc. (a wholly owned subsidiary of Commonfund Group), which manages private capital investments for endowments. He served as a managing director of Victory Ventures LLC (a venture capital fund) from September 1997 until August 1998, when he joined Commonfund. He served as a managing director of Noel Group, Inc. and as a vice-president of The Prospect Group between 1986 and 1997 (Prospect is a holding company that conducts its major operations through subsidiaries acquired in management buyout transactions).

                                BOARD MEETINGS

  During 1998, the board of directors of the company held four meetings. All of Sylvan's directors attended all of the meetings of the board of directors and of the committees on which they served during 1998.

                               BOARD COMMITTEES

  The Executive Committee, Audit Committee and Stock Option and Compensation Committee are the only standing committees of the board. There is no formal nominating committee.

Executive Committee

  Members: Mr. Zensen (chairman), Mr. Jurgensmeyer and Mr. Pascal
  Number of meetings in 1998: One
  Functions:

    . exercises all of the powers and authority of the board in the management of the business and affairs of the company between meetings of the full board, except the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the company's property and assets, recommend to the shareholders a dissolution of the company or a revocation of a dissolution, or amend the bylaws of the company

Audit Committee

  Members: Mr. Bennett (chairman) and Mr. Jurgensmeyer
  Number of meetings in 1998: Two
  Functions:

    . consults with Sylvan's independent public accountants and such other persons as the members deem appropriate
    . reviews the preparations for and scope of the audit of the company's annual financial statements
    . makes recommendations as to the engagement and fees of the independent auditors
    . performs such other duties relating to the company's financial statements as the board may assign from time to time

Stock Option and Compensation Committee

  Members: Mr. Jurgensmeyer (chairman) and Mr. Bennett
  Number of meetings in 1998: Four
  Functions:

    . exercises all the powers of the board of directors, including the authority to issue Sylvan stock, with respect to matters relating to the administration of the company's 1990 Stock Option Plan
    . sets the compensation of the company's chief executive officer, the four other most highly compensated executive officers and other persons performing substantial services for the company
    . reviews and approves transactions between the company and any substantial shareholder, officer, director or affiliate of the company

                             DIRECTOR COMPENSATION

  Sylvan paid each nonemployee director an annual retainer of $10,000 and a fee of $1,000 for each board meeting attended and for each committee meeting attended. During 1998, the directors as a group were paid $56,000 on that basis. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

  In addition, under the terms of the 1993 Stock Option Plan for Nonemployee Directors, each nonemployee director is automatically granted nonincentive options to purchase 10,000 shares of common stock on the first business day following the annual meeting which follows the date such individual becomes a Sylvan nonemployee director. In addition, he is automatically granted nonincentive options to purchase 1,000 shares of common stock on the first business day following the day of each annual meeting of shareholders. The exercise price per share of the common stock of each option granted is the closing price of the common stock on the date of grant as reported on The Nasdaq Stock Market(R).

  Directors who are employees of the company or its subsidiaries receive no compensation for services as directors or committee members, but are eligible to participate in the company's 1990 Stock Option Plan. Members of the Stock Option and Compensation Committee are not eligible to participate in the 1990 Stock Option Plan while they are serving on such committee.

                         TRANSACTIONS WITH THE COMPANY

  During 1998, various mushroom business interests of Mr. Jurgensmeyer, a member of the company's board, purchased spawn and compost supplements at fair value totaling approximately $668,000, purchased mushrooms at fair market value totaling approximately $33,000, and sold various machine parts and supplies at fair value totaling approximately $14,000 in trading with the company's subsidiaries.

                 1999 STOCK OPTION AND COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Stock Option and Compensation Committee administers the 1990 Stock Option Plan and exercises responsibility with respect to the compensation of Sylvan's chief executive officer, four other highly compensated executive officers and persons performing other substantial services for the company.

Compensation Structure and Administration

  The executive compensation program is composed of salary, cash bonuses and stock options utilized through an integrated and managed approach. In administering the program during 1998, the Committee sought to:

  . support a pay-for-performance policy that differentiated compensation based on corporate, business unit and individual performance;

  . motivate senior officers to achieve strategic business initiatives and reward them for their accomplishments; and

  . align the interests of Sylvan's key employees with the long-term interests of shareholders through award opportunities that resulted in ownership of the company's common stock.

  The Committee utilized several measures of corporate and individual performance in applying the following process for establishing compensation for the individuals whose compensation determination is the Committee's responsibility.

  Base Salaries: The Committee reviewed the covered officers' base salaries, paying particular attention to prevailing levels of compensation for qualified executives, the responsibilities of each individual's position and the contributions to the company which each officer makes and is expected to make in the future.

  Cash Bonuses: Cash bonuses are based upon Sylvan's overall financial performance and upon an executive officer's performance as measured against the company's progress in expanding its businesses throughout the world and aggressively introducing new products and services to its customers.

  Stock Options: Stock option grants carry an exercise price equal to the fair market price of the company's common stock on the date of the grant and typically do not fully vest until three years following the date of the grant. Awards are based on the attainment of operating goals as well as progress toward specific long-term quality, profitability and growth goals.

  Measurement Meetings: Measurements of a covered officer's progress toward the achievement of the goal components of the total compensation package were made by the Committee in the course of four meetings with the chief executive officer during 1998. During the first meeting, performance goals for each individual were established and, during the remaining meetings, performance evaluations were reviewed and updated.

Corporate Performance Goals and Awards

  The measurement of corporate performance for 1998 was based on earnings per share (EPS), the continued development of Sylvan's strong global franchise, annual revenue growth and return on shareholders' equity (ROE). Annual bonuses for the chief executive officer and the chief financial officer are based on an equal weighting of these factors as they relate to overall corporate performance. Annual bonuses for the other most highly compensated executive officers are also based on an equal weighting of these factors, except that revenue growth and ROE are calculated on the performance of the operating division for which each individual is responsible. In all cases, performance is measured over the four quarters preceding the awarding of the bonuses.

  With respect to overall corporate performance, EPS and ROE trends were below expectations during the measurement period that ended at the end of the third quarter of 1998, while corporate revenue growth met expectations. Sylvan's European operating division and, to a lesser extent, the U.S. spawn division exhibited positive performances in spite of difficult strategic environments, but the operating results of the Quincy Farms fresh mushroom operations were disappointing.

  The Committee elected not to award bonuses to the executive officers listed on the Summary Compensation Table due primarily to the company's disappointing financial results in 1998.

Compensation for the Chief Executive Officer

  The Committee awarded Mr. Zensen a salary increase of $100,000 per year in April 1998 and instituted annual supplemental contributions of $75,000 to the company's Nonqualified Target Benefit Annuity Purchase Program on his behalf at the end of the year. The Committee believes that Mr. Zensen's salary is commensurate with the wide area of responsibility that he must exercise and the broad activities that he must perform. Mr. Zensen's base salary was last adjusted in April 1996.

Compensation for Other Executive Officers

  Donald Smith became chief financial officer in December 1998, but no salary adjustments were made with respect to that office during the year. The Committee granted a base salary increase of $50,000 in 1998 to Mr. Elzalaki and of (Pounds)20,000 to Mr. Walton to reward merit and to reflect various job scope changes.

  Consistent with the Committee's philosophy of aligning the interests of its managers with shareholders, options for 209,000 shares of Sylvan's common stock were granted by the Committee to 53 employees during 1998. Of the total, 15,000 shares, or 7%, were granted to Mr. Elzalaki; 20,000 shares, or 10%, were granted to Mr. Walton; 15,000 shares, or 7%, were granted to Mr. Walker; and 10,000 shares, or 5%, were granted to Mr. Smith. One of the remaining grantees was an executive officer. The grants, made at the prevailing market values of the underlying shares, were based on an evaluation of each grantee's ability to influence the company's long-term growth and profitability. With input from Mr. Zensen, the Committee established the number of options granted to each recipient.

Consideration of Internal Revenue Code Section 162(m)

  The Committee intends to monitor the impact of Section 162(m) of the Internal Revenue Code in making its compensation decisions. Although it provides for certain exceptions, this law generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer and four other most highly compensated executive officers.

                                          Virgil H. Jurgensmeyer, Committee
                                          Chairman
                                          William L. Bennett

                    STOCK OPTION AND COMPENSATION COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

  As stated above, the Stock Option and Compensation Committee was composed of Messrs. Jurgensmeyer and Bennett, neither of whom is an executive officer of the company. During 1998, no executive officer of the company served on a compensation committee (or other board committee performing equivalent functions) or board of directors of any entity related to any member of Sylvan's board of directors.

                   MANAGEMENT COMPENSATION AND BENEFIT PLANS

Summary Compensation Table

  The following table sets forth certain information regarding compensation received by the chief executive officer and the five other most highly compensated executive officers of the company and its subsidiaries for 1998, 1997 and 1996 in all of the capacities in which they served. Sylvan has not granted any restricted stock awards or made any long-term incentive plan pay-outs.

                                         ANNUAL
                                      COMPENSATION                       LONG-TERM COMPENSATION
                                    -----------------               ---------------------------------
                                                         Other      Number of Shares
                                                         Annual     Underlying Stock    All Other
Name and Principal Position    Year  Salary   Bonus   Compensation  Options Granted  Compensation (j)
---------------------------    ----  ------   -----   ------------  ---------------- ----------------
Dennis C. Zensen               1998 $566,667       --   $146,254(c)          --          $210,029
 President and Chief           1997  500,000 $175,000     37,662(c)          --            54,085
 Executive Officer             1996  481,000  175,000    383,172(d)          --            74,598

Monir K. Elzalaki              1998  253,333       --      8,984(c)      15,000            15,006
 President                     1997  220,000   50,000     92,533(e)          --             9,093
 Sylvan America, Inc.          1996  192,500   50,000     57,429(f)      10,000             7,105

Michael A. Walton              1998  218,500       --         --         20,000            11,798
 Manager                       1997  174,783   32,730         --             --             9,832
 European Operations           1996  146,334   33,320         --         20,000             8,780

Richard F. Lazzarini, Jr. (a)  1998  210,000       --      8,098(c)          --            13,525
 President                     1997  196,667   40,000    117,823(g)      10,000             9,454
 Quincy Corporation            1996  190,000   80,000    105,740(h)          --             8,464

Gary D. Walker                 1998  180,000       --         --         15,000                --
 President                     1997  165,336   30,000         --             --                --
 Sylvan Bioproducts, Inc.      1996  158,004       --     24,073(i)          --                --

Donald A. Smith (b)            1998  100,008       --         --         10,000                --
 Chief Financial Officer       1997       --       --         --             --                --
                               1996       --       --         --             --                --

------
(a) Mr. Lazzarini resigned as a member of Sylvan's board of directors in October 1998 and as president of Quincy in December 1998.

(b) Mr. Smith became chief financial officer in December 1998. Previously, he was Sylvan's corporate controller and was not an executive officer of the company.

(c) Reflects reimbursement for income taxes incurred as a result of contributions made by the company on behalf of the officer to its Nonqualified Target Benefit Annuity Purchase Program.

(d) Consists of Mr. Zensen's recognition of the $331,225 difference between the exercise and market prices of stock option plan shares which were exercised in 1993, but which vested and were acquired by him during 1996, and $51,947 reimbursement for income taxes incurred as a result of contributions made on his behalf by the company to its Nonqualified Target Benefit Annuity Purchase Program.

(e) Reflects Mr. Elzalaki's recognition of the $87,089 difference between the exercise and market prices of stock options which he exercised during 1997 and $5,444 reimbursement for income taxes incurred as a result of contributions made on his behalf by the company to its Nonqualified Target Benefit Annuity Purchase Program.

(f) Reflects Mr. Elzalaki's recognition of the $53,175 difference between the exercise and market prices of stock options which he exercised during 1996 and $4,254 reimbursement for income taxes incurred as a result of contributions made on his behalf by the company to its Nonqualified Target Benefit Annuity Purchase Program.

(g) Reflects Mr. Lazzarini's recognition of the $110,816 difference between the exercise and market prices of stock options which he exercised during 1997 and $7,007 reimbursement for income taxes incurred as a result of contributions made on his behalf by the company to its Nonqualified Target Benefit Annuity Purchase Program.

(h) Reflects Mr. Lazzarini's recognition of the $100,080 difference between the exercise and market prices of stock options which he exercised during 1996 and $5,660 reimbursement for income taxes incurred as a result of contributions made on his behalf by the company to its Nonqualified Target Benefit Annuity Purchase Program.

(i) Reflects Mr. Walker's recognition of the difference between the exercise and market prices of stock options which vested and were acquired by him during 1996.

(j) Reflects income imputed to each individual as a result of contributions made by the company to its Nonqualified Target Benefit Annuity Purchase Program or, in Mr. Walton's case, to Sylvan's British subsidiaries' contributory pension benefit plan, in which Mr. Walton is a participant.

Option Grants in the Year Ended January 3, 1999

  The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the Sylvan stock options granted during the company's last fiscal year, including the potential realizable value from the stock options assuming they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation during the option term.

                                                                               Potential Realizable Value
                            Number of    % of Total                            at Assumed Annual Rates of
                             Shares        Options                              Stock Price Appreciation
                           Underlying    Granted to      Exercise                  for Option Term (d)
                             Options    Employees in      Price     Expiration --------------------------
Name                       Granted (a) Fiscal Year (b) Per Share(c)    Date         5%            10%
----                       ----------- --------------- ------------ ---------- ------------- -------------
Dennis C. Zensen                 --           --              --          --              --            --
Richard F. Lazzarini, Jr.        --           --              --          --              --            --
Monir K. Elzalaki            15,000          7.2%         $15.00      6-6-08   $     141,501 $     358,592
Michael A. Walton            20,000          9.6           15.00      6-6-08         188,668       478,123
Gary D. Walker               15,000          7.2           15.00      6-6-08         141,501       358,592
Donald A. Smith              10,000          4.8           13.00     1-11-09          81,756       207,187

------
(a) The options granted become exercisable over a three-year period in increments of one-third of the total per year beginning with the first anniversary of the date of the grant.

(b) Sylvan granted options representing 209,000 shares to employees and 3,000 shares to its nonemployee directors.

(c)  The fair market value on the date of grant.

(d) Based on the closing sales price of Sylvan's common stock as reported on The Nasdaq Stock Market(R) on the date immediately prior to the date of the grant. The actual value realized may be greater than or less than the potential realizable value set forth in the table.

Aggregated Option Exercises for the Year Ended January 3, 1999

  The following table sets forth as to the persons named in the Summary Compensation Table, information with respect to the Sylvan stock options exercised during 1998, the net value of any shares received or cash realized upon such exercise, the number of shares covered by unexercised stock options held at January 3, 1999 and the value of such stock options at January 3, 1999.

                                                   No. of Shares Underlying    Value of Unexercised
                             No. of                   Unexercised Options      In-The-Money Options
                             Shares                        at 1/3/99               at 1/3/99 (b)
                            Acquired    Value      ------------------------- -------------------------
Name                       on Exercise Realized    Exercisable Unexercisable Exercisable Unexercisable
----                       ----------- --------    ----------- ------------- ----------- -------------
Dennis C. Zensen                 --         --                        --            --           --
Richard F. Lazzarini, Jr.     8,336    $27,717(a)     6,668        6,667      $ 18,756     $ 12,501
Monir K. Elzalaki                --         --       25,000       18,334        94,175       11,053
Michael A. Walton                --         --       28,334       26,666       111,043      153,325
Gary D. Walker                   --         --       35,000       15,000       166,200           --
Donald A. Smith                  --         --        2,668       11,000        10,904       21,940

------
(a)  Market value on the date of exercise less the option price.

(b) The fair market value of Sylvan's common stock at January 3, 1999 was $14.75 per share based on the closing sales price as reported on The Nasdaq Stock Market(R).

Qualified Retirement Benefit Plan

  Sylvan has a defined benefit pension plan covering eligible salaried employees of its Sylvan America, Inc. and Sylvan Foods, Inc. subsidiaries, and former salaried employees of its now closed Moonlight Mushrooms, Inc. subsidiary. The pension plan is funded solely by employer contributions, but the company ceased accruing benefits for the plan as of January 3, 1993. Annual pension benefits under the plan are determined by multiplying 1.25% times the employee's average salary as reported on such employee's Form W-2 over the five highest earnings years of service prior to January 3, 1993, times the employee's number of years of service prior to January 3, 1993. Pension benefits are not subject to deductions for Social Security benefits. Mr. Elzalaki is the only person named in the Summary Compensation Table who participated in the plan. Mr. Elzalaki has two years of credited service as of January 3, 1993 and an accrued benefit of approximately $324 per month at age 65.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  The following line graph compares the cumulative total shareholder return on Sylvan's common stock for the years 1994 through 1998 against the total return of Standard and Poor's 500 Stock Index and the Russell 2000 Small Stock Index. The company utilizes the Russell index because it has not been able to construct a peer group which exhibits Sylvan's product and geographical components. The graph assumes a $100 investment on December 31, 1993 in the company's common stock, the S&P stocks and the Russell index stocks, and the cumulative total return assumes the reinvestment of dividends, if any.



                             [GRAPH APPEARS HERE]

                  12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
 --------------------------------------------------------------------------------
   Sylvan Inc.      100.00     127.20     139.71     152.94     164.71     175.00
   S & P 500        100.00     101.32     139.40     171.40     228.59     293.91
   Russell 2000     100.00      98.18     126.10     146.90     179.74     175.18

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors, executive officers and persons who own more than ten percent of a registered class of the company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the company with copies of all
Section 16(a) forms which they file.

  The company believes that all filing requirements applicable to its officers and directors were complied with in 1998. In making these disclosures, the company has relied solely on the written and oral representations of its directors and executive officers and copies of the reports that they filed with the Commission.

           ITEM 2. THE ADOPTION OF THE AMENDMENT AND RESTATEMENT OF
                          THE 1990 STOCK OPTION PLAN

  Sylvan's 1990 Stock Option Plan was originally adopted by the board of directors on November 1, 1990 and approved by Sylvan's shareholders on June 11, 1991. On February 10, 1999, the board of directors approved certain amendments to the plan and the restatement of the plan as described below. The affirmative vote of the shareholders on or prior to February 9, 2000 is required for approval of the amendment and restatement of the plan.

  If Sylvan's shareholders do not approve the amendments as proposed in this proxy statement, the plan shall remain in effect without including the amendments. However, as required by Section 162(m) of the Internal Revenue Code (described below), if the amendments are not approved, no further grants will be made to the company's chief executive officer or any of the other four highest compensated executive officers under the plan.

  A summary of the amended plan is provided below, but the summary is qualified in its entirety by the full text of the amended plan, which is set forth as Appendix A to this proxy statement.

  Amendments. In general, the amendments were adopted to increase the number of shares which may be issued and sold pursuant to the plan by 500,000, to 1,700,000 shares, to extend the plan until February 9, 2009, and to make certain additional changes to the plan. The additional changes:

  . add a limit on the number of stock options that can be granted to any one individual each year;

  .  define who may serve on the committee which administers the plan;

  . expand the definition of what constitutes a "change of control" of Sylvan, under which event the stock options may become immediately exercisable;

  . clarify the definition of the price at which incentive stock options may be granted by eliminating unnecessary provisions relating to the par value of Sylvan common stock;

  . add a new section to provide that fair market value of Sylvan common stock is the mean between the high and low prices as reported by The Nasdaq Stock Market(R); and

  . eliminate the requirement that no option may be exercisable during the first six months of its term.

  The amendments to the Plan described in the first two bulleted items above are included to allow grants of stock options to qualify for an exception to the limits on deductibility under Section 162(m) of the Internal Revenue Code.
Section 162(m) of the Internal Revenue Code disallows federal income tax deductions to a company for compensation paid to the chief executive officer and any of the other four highest compensated executive officers in excess of $1 million each in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance based.

  General. The purposes of the amended plan are to permit employees and other persons who perform substantial services for or on behalf of Sylvan and its subsidiaries to share in the future growth of Sylvan's business. All employees of Sylvan and its subsidiaries are eligible to be granted incentive stock options. All employees of Sylvan and its subsidiaries and other persons who perform substantial services for and on behalf of Sylvan, its subsidiaries, affiliates, and other entities in which Sylvan has an interest are eligible to be granted nonincentive stock options.

  The aggregate net number of shares of Sylvan common stock that may be issued under the plan is 1,700,000 shares, subject to the proportionate adjustment in the event of stock splits and similar events. No stock options may be granted under the plan subsequent to February 9, 2009.

  Administration. The amended plan is administered by the Stock Option and Compensation Committee, which consists of not less than two members of the board of directors (see "Board Committees" on page 6). The members of the committee must be "nonemployee" directors and otherwise meet the "disinterested administration" rules of Rule 16b-3 under the Securities Exchange Act of 1934, and "outside directors" under Section 162(m)(4)(c) of the Internal Revenue Code. Members of the committee are selected by the board and may be removed by the board at any time.

  Subject to the provisions of the amended plan, the committee has complete authority, in its discretion, to interpret the amended plan, to determine the terms and provisions of any option agreements entered into under the amended plan, to determine the grantees to whom each grant is made, to determine the times and prices at which stock options are granted, to determine whether stock options are incentive stock options or nonincentive stock options and to determine the number of shares covered by each stock option. The committee may consider the nature of the services rendered by the grantee, the grantee's present and potential contributions to the success of Sylvan and such other factors as the committee may deem relevant.

  Terms of Stock Options. The amended plan provides for the grant of "incentive stock options" pursuant to Section 422 of the Internal Revenue Code or "nonincentive stock options," which are stock options that do not qualify under Section 422 of the Internal Revenue Code. The option price for each stock option granted under the amended plan is determined by the committee, in its discretion, but may not be less than 100% of the fair market value of the shares of Sylvan common stock covered by the stock option on the date of grant. Fair market value for all purposes under the amended plan is the mean between the publicly reported highest and lowest sales prices per share of Sylvan common stock, currently measured as reported by The Nasdaq Stock Market(R), Inc., as quoted in The Wall Street Journal, on the date as of which
                              -----------------------
fair market value is determined. As of March 19, 1999, the fair market value of a share of Sylvan common stock, as so computed, was $10.50. In the case of an incentive stock option granted to an individual who, immediately prior to such grant, owns actually or constructively, pursuant to the rules contained in Section 424(d) of the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of stock of Sylvan or any subsidiary (10% employee), the option price may be not less than 110% of fair market value on the date of grant.

  An exercisable stock option may be exercised in whole or in part as specified in the applicable agreement. No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of a 10% employee). Each incentive stock option granted under the amended plan may be exercised during such employee's employment by Sylvan or a subsidiary or during the three month period (12 months in the case of disabled employees) after the termination of such employee's employment. To the extent specified in the stock option agreement, in the event of the death of the optionee during employment, any then outstanding incentive stock option is exercisable in full by the person or persons entitled to do so under the will of the optionee, or if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, in either case at any time prior to the expiration of the stock option or within one year after the date of death, whichever is the shorter period. Each nonincentive stock option granted under the amended plan may be exercised following termination of employment or service with Sylvan or a subsidiary or affiliate during the period specified in the applicable stock option agreement.

  The option price for each incentive stock option is payable in full in cash at the time of exercise. However, in lieu of cash the person exercising the stock option may pay the option price in whole or in part by delivering shares of Sylvan common stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased. The option price for each nonincentive stock option shall be payable as set forth in the applicable stock option agreement.

  No stock option granted under the amended plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee.

  Subject to the foregoing and the other provisions of the amended plan, stock options granted under the amended plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined in its discretion, by the committee.

  Miscellaneous. The board of directors may terminate or amend the amended plan at any time except that, without approval of the Sylvan shareholders, no alteration or amendment may increase the total number of shares which may be issued or sold pursuant to stock options under the amended plan or make any changes in the designation of employees eligible to receive incentive stock options or the class of employees eligible to be granted nonincentive stock options under the amended plan. In addition, no termination or amendment of the amended plan may, without the consent of the holder of a stock option theretofore granted under the amended plan, materially adversely affect the rights of such holder with respect thereto.

Amended Plan Benefits

  In the year ended January 3, 1999, a total of 209,000 stock options were granted under the plan. The following table sets forth information regarding options granted under the plan in that year for the named executive officers in the Summary Compensation Table, all executive officers of the company as a group, all nonexecutive officer employees of the company as a group and any additional persons who received more than 5% of the options granted in each instance.

   Name and Principal Position                                 No. of Shares
   ---------------------------                                 -------------
   Monir K. Elzalaki, President of Sylvan America, Inc.            15,000

   Michael A. Walton, Manager of European Operations               20,000

   Gary D. Walker, President of Sylvan Bioproducts, Inc.           15,000

   Donald A. Smith, Chief Financial Officer                        10,000

   All executive officers as a group (7 persons)                   65,000

   All nonexecutive officer employees as a group (48 persons)     144,000

Possible Anti-takeover Effect

  The provisions of the amended plan providing for the acceleration of the exercise date of outstanding stock options upon the occurrence of a change of control may be considered as having an anti-takeover effect.

Federal Income Tax Consequences

  The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

  Incentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

  If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares, any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term, depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Sylvan common stock. If shares of Sylvan common stock received upon the prior exercise of an incentive stock option are transferred to Sylvan in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

  Neither Sylvan nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," Sylvan or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

  Nonincentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonincentive stock option. Upon the exercise of a nonincentive stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonincentive stock option is paid in whole or in part with shares of Sylvan common stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonincentive stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. Sylvan or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

  Other Tax Matters. The exercise by an awardee of a stock option, following the occurrence of a change of control, in certain circumstances, may result in a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of Sylvan common stock resulting from such exercise and the loss of a compensation deduction which would otherwise be allowable to Sylvan or one of its subsidiaries as explained above.

  The board of directors recommends a vote FOR approval of amendment and restatement of the plan.

                PROXY SOLICITATION AND EXPENSES OF SOLICITATION

  The cost of the solicitation of proxies will be paid by the company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged Sylvan employees may, without additional compensation therefor, solicit proxies on behalf of the company by personal interviews, telephone, telegraph or other means, as appropriate. The company has retained ChaseMellon Shareholder Services L.L.C. to solicit proxies from the shareholders at a fee of $7,500 plus out-of-pocket expenses. The company will, upon request, reimburse brokers and others who are only record holders of Sylvan's common stock for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The board of directors engaged Arthur Andersen LLP, independent public accountants, to audit the books and records of the company for the current year and for the year ended January 2, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions.

                      DEADLINE FOR SHAREHOLDER PROPOSALS

  Sylvan's bylaws require shareholders who wish to make proposals or nominate directors at an annual meeting to give written notice to the secretary of Sylvan not less than 30 days nor more than 60 days prior to the meeting or, if Sylvan gives less than 40 days notice of the date of the meeting, then not less than the tenth day after the notice of the date of the meeting was given. Shareholder proposals to be included in the board of directors' proxy statement and form of proxy or intended to be presented at the next annual meeting of shareholders, to be held in 2000, must be received by the company at 333 Main Street, P. O. Box 249, Saxonburg, PA 16056-0249 on or before December 30, 1999.

                          ANNUAL REPORT ON FORM 10-K

  The company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available to shareholders upon request and may be obtained by writing to: Sylvan Inc., 333 Main Street, P. O. Box 249, Saxonburg, PA 16056-0249.

                                          By Order of the Board of Directors

                                          Fred Y. Bennitt
                                          Secretary

April 5, 1999

                                  APPENDIX A

                      SYLVAN INC. 1990 STOCK OPTION PLAN
                 Amended and Restated as of February 10, 1999

  SECTION 1. Establishment. There is hereby established the Sylvan Inc. 1990 Stock Option Plan, pursuant to which employees and any other persons who perform substantial services for or on behalf of Sylvan Inc. (the Company), its subsidiaries and certain other entities may be granted options to purchase shares of common stock of the Company, par value $.001 per share, and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the Subsidiaries) shall be any subsidiary of the Company as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the Code).

  SECTION 2. Status of Options. The options that may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of
Section 422 of the Code, or options that are not incentive stock options. Incentive Stock Options and Nonincentive Stock Options shall be collectively referred to herein as "options."

  SECTION 3. Eligibility. All employees of the Company or the Subsidiaries who are employed at the time of the adoption of this Plan or thereafter, and any other persons who perform substantial services for or on behalf of the Company, affiliates or any entity in which the Company has an interest (collectively, the Grantees) shall be eligible to be granted Nonincentive Stock Options to purchase shares of common stock under this Plan. All employees of the Company or the Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to be granted Incentive Stock Options under this Plan. Notwithstanding the foregoing, any director who is not an employee of the Company or a Subsidiary of the Company shall be ineligible to receive options under this Plan.

  SECTION 4. Number of Shares Covered by Options; No Preemptive Rights. The total number of shares of common stock which may be issued and sold pursuant to options granted under this Plan shall be 1,700,000 (or the number and kind of shares of stock or other securities which, in accordance with Section 9 of this Plan, shall be substituted for such shares of common stock or to which said shares shall be adjusted. Hereinafter, all references to shares of common stock are deemed to be references to said substituted shares or shares so adjusted.) The maximum aggregate number of shares of common stock that shall be available for the grant of stock options to any one individual under the Plan during any calendar year shall be limited to 50,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code. If any outstanding option granted under this Plan expires or is terminated, for any reason, the shares of common stock subject to the unexercised portion of the option will again be available for options issued under this Plan.

  SECTION 5. Administration.

  (a) This Plan shall be administered by the committee (the Committee) referred to in paragraph (b) of this Section 5. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option agreements (which need not be identical); to determine the Grantees to whom, and the times and prices at which, options shall be granted; to determine the option periods, the number of shares of common stock to be subject to each option and whether each option shall be an Incentive Stock Option or a Nonincentive Stock Option; and to make all other determinations necessary or advisable for the administration of the Plan. Each option shall be clearly identified at the time of grant as to its status. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee the right to be granted an option to purchase shares of common stock except to the extent and upon such terms and conditions as may be determined by the Committee. The Committee's determination on all of the matters referred to in this Section 5 shall be conclusive.

  (b) The Committee shall consist of not less than two members of the Board who (1) are nonemployee directors and otherwise meet the "disinterested administration" rules of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) are "outside directors" under Section 162(m)(4)(c) of the Code, or any successor provision. The Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

  (c) The Committee may at its election provide in any option agreement covering the grant of options under this Plan that, upon the exercise of such options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of common stock issuable upon such exercise. Such loan shall be on terms and conditions deemed appropriate by the Committee, except that any loan made with respect to an Incentive Stock Option shall bear interest at a rate such that no portion of the principal amount of the loan shall be treated as unstated or imputed interest or result in original issue discount under Treasury Regulation (S)1.421-7(e) and Sections 483 or 1272-1275 of the Code, or under corresponding provisions of any future Internal Revenue laws or regulations.

  (d) Notwithstanding any provisions hereof to the contrary, the Committee shall have sole and exclusive authority with respect to the grant of options to employee directors.

  (e) The Committee may at its election provide in any option agreement covering the grant of options under this Plan that, upon the exercise of such options, the person exercising such options may require the Company to withhold from the number of shares or other securities to which such person would otherwise be entitled upon exercise of such options a number of shares or other securities with an aggregate fair market value (as determined in accordance with Section 6(h) below) equal to the amount of any withholding taxes payable as a result of such exercise.

  (f) The Committee may at its election provide in any option agreement covering the grant of options under this Plan that upon a "Change of Control" of the Company, as defined below, all of the options covered thereby shall become immediately exercisable.

  For purposes of this Section 5(f), the following terms shall have the following meanings:

    (1) The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act.

    (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

    (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock to elect directors by a separate class vote).

    (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

    (5) "Change of Control" shall mean the date upon which any of the following events occurs:

      (i) The Company acquires actual knowledge that any Person other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 25% or more of the Voting Power of the Company;

      (ii) A Tender Offer is made to acquire securities of the Company entitling the holders thereof to 25% or more of the Voting Power of the Company;

      (iii) A solicitation subject to Rule 14a-11 under the 1934 Act (or any successor rule) relating to the election or removal of 50% or more of the members of any class of the Board shall be made by any person other than the Company; or

      (iv) The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (a) in the case of a merger or consolidation, the surviving or resulting corporation, (b) in the case of a share exchange, the acquiring corporation or (c) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction;

      provided, however, that (i) if securities beneficially owned by a Grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(f)(5)(i), (ii) a Grantee is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(f)(5)(ii), or (iii) if a Grantee is a "participant" as defined in 14a-11 under the 1934 Act (or any successor rule) in a solicitation (other than a solicitation by the Company) referred to in paragraph 5(f)(5)(iii), then no Change of Control with respect to such Grantee shall be deemed to have occurred by reason of such event.

  SECTION 6. Terms of Incentive Stock Options. Each Incentive Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

  (a) The price at which shares of common stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than one hundred percent (100%) of the fair market value of such shares on the date of grant, except as provided in
       Section 6(e).

  (b) The option price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e., surrender) of shares of common stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option. Shares of common stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (h) of this Section 6.

  (c) Each Incentive Stock Option agreement shall provide that such Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period specified in the Incentive Stock Option agreement which does not exceed ten years after the date on which the Incentive Stock Option is granted or such shorter period specified in Section 6(e) (hereinafter called the "Incentive Stock Option Period"); and, in any event, only during the continuance of the employee's employment by the Company or the Subsidiaries during the period of three months (or twelve months if the employee is disabled within the meaning of
       Section 422(c)(6) of the Code or any successor provision) after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; provided, however, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and provided, further, that, if the Grantee, while still employed by the Company or the Subsidiaries, shall die within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of: (1) the expiration of the period of one year after the date of the Grantee's death, or (2) the expiration of the Incentive Stock Option Period, by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives.

  (d) Each Incentive Stock Option granted under this Plan shall by its terms be nontransferable by the Grantee except by will or by the laws of descent and distribution, and each Incentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

  (e) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of
       Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of common stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (h) of this Section) of the shares of common stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option Period during which such Incentive Stock Option must be exercised may not exceed five years after the date on which such Incentive Stock Option is granted.

  (f) The Incentive Stock Option agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, including, without limitation, provisions (1) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (2) restricting the transferability of such shares during a specified period, and (3) requiring the resale of such shares to the Company at the option price if the employment of the employee terminates prior to a specified time. In addition, the Committee, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of common stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Committee may determine to be appropriate.

  (g) In the discretion of the Committee, a single option agreement may include both Incentive Stock Options and Non-incentive Stock Options, provided that each type of option is identified within the option agreement, or those options may be included in separate option agreements.

  (h) For all purposes under the Plan, fair market value of the common stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the
       -----------------------
       Committee, in its discretion, may determine to rely upon): (1) if the common stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the common stock as quoted in the NYSE-Composite Transactions listing for such date, (2) if the common stock is not listed on such exchange, the highest and lowest sales prices per share of common stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the common stock is listed, or
       (3) if the common stock is not listed on any such exchange, the highest and lowest sales prices per share of common stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (NASDAQ). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of common stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the common stock shall be the mean between the bona fide bid and asked prices per share of common stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 6(h). If the fair market value of the common stock cannot be determined on the basis previously set forth in this Section 6(h) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the common stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

  SECTION 7. Terms of Nonincentive Stock Options. Each Nonincentive Stock Option granted under this Plan shall be evidenced by a Nonincentive Stock Option agreement which shall be executed by the Company and by the person to whom such Nonincentive Stock Option is granted, and shall be subject to the following terms and conditions:

  (a) The price at which shares of common stock covered by each Nonincentive Stock Option may be purchased pursuant thereto shall be an amount not less than one hundred percent (100%) of the fair market value of such shares.

  (b) Each Nonincentive Stock Option agreement shall provide that such Nonincentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such agreement, within a period up to and including ten years after the date on which the Nonincentive Stock Option is granted.

  (c) Each Nonincentive Stock Option granted under this Plan shall by its terms be nontransferable by the Grantee except by will or by the laws of descent and distribution, and each Nonincentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

  (d) The Nonincentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, in its sole discretion, including without limitation the terms, provisions and conditions set forth in Section 6(f) with respect to Incentive Stock Option agreements.

  SECTION 8. Limit on Option Amount. Notwithstanding any provision contained herein or in any Option agreement, the aggregate fair market value (determined under Section 6(h) as of the time such Incentive Stock Options are granted) of the shares of common stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of Section 424 of the Code) shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any option agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonincentive Stock Options. The limit in this paragraph shall not apply to options that are designated as Nonincentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such options, which may be first exercisable in any year.

  SECTION 9. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of common stock payable in shares of common stock, the number of shares of common stock then subject to any option granted hereunder, the number of shares reserved for issuance pursuant to this Plan but not yet covered by an option, and the number of shares which may be awarded under the Plan to any one individual during any calendar year shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of common stock subject to any such option and for each share of common stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of common stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding option which the Board, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 9, in the number or kind of outstanding shares of common stock or of any stock or other securities into which such shares of common stock shall have been changed or for which they shall have been exchanged, then, if the Board shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Plan and of each option agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to options is required by the Code or regulations issued pursuant thereto to be approved by the shareholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the shareholders. In the case of any such substitution or adjustment as provided for in this Section 9, the option price in each option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 9. No adjustment or substitution provided for in this Section 9 shall require the Company, in any option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Incentive Stock Option within the meaning of Section 424 of the Code, the Board shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Board, in its sole discretion, shall deem equitable.

  SECTION 10. Amendments. This Plan may be terminated or amended from time to time by vote of the Board; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding option without the consent of the Grantee thereof and no amendment which shall
(a) change the total number of shares which may be issued and sold pursuant to options granted under this Plan, or (b) change the designation of employees eligible to receive Incentive Stock Options or the class of employees or other persons eligible to receive options, shall be effective without the approval of the shareholders. Notwithstanding the foregoing, the Plan may be amended by the Committee to incorporate any amendments made to the Code which the Committee deems to be necessary or desirable to (a) preserve incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to this Plan, or (b) permit stock options under the Plan to qualify for exemption from Section 16(b) of the 1934 Act.

  SECTION 11. Effective Date and Termination. The effective date and date of adoption of this Plan shall be February 10, 1999, the date of adoption of the amended and restated Plan by the Board, provided that such adoption of the Plan by the Board is approved by shareholders in compliance with Nevada law at a duly held meeting of the shareholders held on or prior to February 10, 2000, at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. No option granted under the Plan may be exercised until after and is contingent upon such approval. Except to the extent necessary to govern outstanding options, this Plan shall terminate on, and no additional options shall be granted after, ten years from the date that the Plan is adopted, or ten years from the date the Plan is approved by the shareholders, whichever is earlier.

                                  SYLVAN INC.

                                     PROXY
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS

          Two Mellon Bank Center, Room 1128, Pittsburgh, Pennsylvania
            Thursday, April 29, 1999, 10:00 a.m. (Pittsburgh time)

The undersigned shareholder of Sylvan Inc. does hereby appoint Dennis C. Zensen, Donald A. Smith and Fred Y. Bennitt, or a majority of them who are present at the meeting, as proxies of the undersigned to vote at Sylvan's annual meeting of shareholders, to be held April 29, 1999 and at all adjournments thereof, all the shares of Sylvan's common stock which the undersigned may be entitled to vote on the matters set out on the reverse side of this card as described in the Proxy Statement and, at their discretion, on any other business which may properly come before the annual meeting.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given, such shares will be voted "FOR" Items 1 and 2.



               (Continued, and to be signed, on the other side)


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

                                                           Please mark
                                                           your votes as
                                                           indicated in   [ X ]
                                                           this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

Item 1: Election of the following five Directors:


   FOR all Nominees                   Withhold
  listed to the right                 Authority
(except as marked to the       to vote for all nominees
       contrary)                  listed to the right

         [  ]                            [  ]


Item 2: The adoption of amendments to "The
        1990 Stock Option Plan."

            FOR     AGAINST    ABSTAIN

           [  ]      [  ]        [  ]

William L. Bennett, Monir K. Elzalaki, Virgil H. Jurgensmeyer, Donald T. Pascal, Dennis C. Zensen.

A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

(To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below.)


---------------------------------------------------------


I plan to attend the
  annual meeting.     [  ]


Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

Date                                        , 1999
     ---------------------------------------


---------------------------------------------------
Signature


---------------------------------------------------
Signature


The signer hereby revokes all previous proxies for the annual meeting, acknowledges receipt of the notice of annual meeting of shareholders and Proxy Statement, both dated April 5, 1999, and hereby ratifies all that the said proxies may do by virtue hereof.



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